AMENDMENT TO THE

AGENCY AGREEMENT

THIS AMENDMENT made as of the 27 day of March 2018 (the “Amendment”) hereby amends the Global Securities Lending Agency Agreement (the “Agency Agreement”) dated as of May 30, 2014, between HC Capital Trust (the “Lender”) and Citibank, National Association (“Agent”) (collectively, the “Parties”). All capitalized terms used but not defined herein shall have the meaning given to them in the Agency Agreement.

WHEREAS, Lender wishes to amend the Agency Agreement to add new Designated Accounts for lending; and

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Parties hereby agree as follows:

1.	Exhibit A

The original Exhibit A to the Agency Agreement is hereby deleted in its entirety and replaced with the Amended Exhibit A attached hereto.

2.	Miscellaneous

(a)

This Amendment supplements and amends the Agency Agreement. The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agency Agreement or any provisions of the Agency Agreement that directly cover or indirectly bear upon matters covered under this Amendment.

(b)

Each reference to the Agency Agreement in that document and in every other agreement, contract or instrument to which the Parties are bound, shall hereafter be construed as a reference to the Agency Agreement as separately amended by this Amendment. Except as provided in this Amendment, the provisions of the Agency Agreement remain in full force and effect. No amendment or modification to this Amendment shall be valid unless made in writing and executed by each party hereto.

(c)	This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

Citibank, N.A., as Agent		HC Capital Trust, as Lender

By:	/s/ Richard Kissinger	By:	/s/ Mark Hausmann
Name:	Richard Kissinger	Name:	Mark Hausmann
Title:	Director	Title:	Assistant Treasurer
Date:	3/27/2018	Date:	3/27/2018

AMENDED EXHIBIT A

to the Global Securities Lending Agency Agreement,

Between CITIBANK, N.A, As the Agent

and the Lender

LIST OF DESIGNATED HC CAPITAL TRUST ACCOUNTS*

1.	No more than 5% of aggregate HCT fund assets should be lent at any time

2.	No more than 10% of the assets of any one of the Designated Accounts should be lent at any time

3.	Only securities with spread of 100 bps or more should be lent

*	See List of Designated Accounts below:

Portfolio Name/Specialist Manager		STT Account #
The Value Equity Portfolio
	AllianceBernstein L.P.	12VE
	Cadence Capital Management	14VG
	Parametric Portfolio Associates, LLC	17V1
	Parametric Portfolio Associates LLC	19VG

The Institutional Value Equity Portfolio
	AllianceBernstein L.P.	12VF
	Cadence Capital Management	14VI
	Parametric Portfolio Associates, LLC	17V2

The Growth Equity Portfolio
	Jennison Associates LLC	11VA
	Sustainable Growth Advisers	11V5
	Mellon Capital Management	12VS
	Parametric Portfolio Associates, LLC	17V3
	Parametric Portfolio Associates LLC	19VD

The Institutional Growth Equity Portfolio
	Jennison Associates LLC	12V1
	Sustainable Growth Advisers	12V3
	Mellon Capital Management	12VU
	Parametric Portfolio Associates, LLC	17V4

The Small Capitalization - Mid Capitalization Equity Portfolio
	Frontier Capital Management Company, LLC	11VG
	Mellon Capital Management	11VE
	IronBridge Capital Management LP	11V2
	Pzena Investment Management, LLC	14V1
	Cupps Investment Management	14VL
	Mellon Capital Management	14VU
	Ariel Investments	15VN
	Parametric Portfolio Associates, LLC	17V5
	Parametric Portfolio Associates LLC	19VF

The Institutional Small Capitalization Mid Capitalization Equity Portfolio
	Frontier Capital Management Company, LLC	12V6
	IronBridge Capital Management LP	12V8
	Pzena Investment Management, LLC	14V3
	Cupps Investment Management	14VM
	Mellon Capital Management	14VW
	Parametric Portfolio Associates, LLC	17V6

The Real Estate Securities Portfolio
	Wellington Management Company, LLP	12V0
	Parametric Portfolio Associates, LLC	17V7

The Commodity Returns Strategy Portfolio
	Wellington Management Company, LLP	12VJ
	Wellington Management Company, LLP (Cash)	14VE
	PIMCO	12VL
	Mellon Capital Management	14VQ
	Wellington Management Company, LLP (CFC)	12VQ
	PIMCO (CFC)	12VR
	Parametric Portfolio Associates, LLC	17V8
	Parametric Portfolio Associates LLC	19VA

The International Equity Portfolio
	Causeway Capital Management LLC	11V6
	Artisan Partners Limited Partnership	11VL

	Capital Guardian Trust Company	11VM
	Cadence Capital Management	14V6
	Mellon Capital Management	15VI
	Parametric Portfolio Associates, LLC	17V9
	Parametric Portfolio Associates LLC	19VE

The Institutional International Equity Portfolio
	Causeway Capital Management LLC	12VD
	Artisan Partners Limited Partnership	12VA
	Capital Guardian Trust Company	12VB
	Cadence Capital Management	14V7
	Lazard	14VS
	Mellon Capital Management	15VJ
	Parametric Portfolio Associates, LLC	17WA

The Emerging Markets Portfolio
	Boston Company Asset Management, LLC	14V4
	Mellon Capital Management	14V5
	Parametric Portfolio Associates, LLC	17WB
	RBC Global Asset Management (UK) Limited	17WJ
	Parametric Portfolio Associates LLC	19VB

The Core Fixed Income Portfolio
	Agincourt Capital Management LLC	14VB
	Mellon Capital Management	14VD
	Mellon Capital Management Corp (Effective 01/08/13 Old: Blackrock)	14VA

The Fixed Income Opportunity Portfolio
	Mellon Capital Management	11VJ
	Fort Washington Investment Advisors, Inc.	15VB
	Parametric Portfolio Associates, LLC	17WD

The US Corporate Fixed Income Portfolio
	Agincourt Capital Management LLC	12VX

The ESG Growth Portfolio
	Cadence Capital Management	17VI
	Mellon Capital Management Corp	17VJ
	Parametric Portfolio Associates, LLC	17WE

The Catholic SRI Growth Portfolio
	Cadence Capital Management	17VW
	Mellon Capital Management Corp	17VU
	Parametric Portfolio Associates, LLC	17WF

To the extent the custodian listed above is not Citibank, N.A., the Lender agrees to give irrevocable instructions to the applicable custodian substantially in the form of those set out in Annex 1 to this Exhibit A.

CITIBANK, N.A., as Agent		HC Capital Trust, as Lender

By:	/s/ Richard Kissinger	By:	/s/ Mark Hausmann
Name:	Richard Kissinger	Name:	Mark Hausmann
Title:	Director	Title:	Assistant Treasurer
Dated as of: 3/27/2018